UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2007

Unicorp, Inc.
(Exact name of registrant as specified in its charter)

Nevada	2-73389	75-1764386
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

Galleria Financial Center 5075 Westheimer, Suite 975 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (713) 402-6700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Art Ley was engaged to serve as the Executive Vice President of Exploration and the Chief Strategy Officer under his employment agreement with the Company dated January 25, 2007 (“Employment Agreement”). On February 15, 2007, Mr. Ley and the Company entered into a termination agreement whereby the Employment Agreement was terminated and Mr. Ley resigned from his positions as Executive Vice President of Exploration and the Chief Strategy Officer. Mr. Kevan Casey, the Company’s current Chief Executive Officer, has assumed the responsibilities of the positions resigned by Mr. Ley. On February 16, 2007, the Company and Mr. Ley entered into a consulting agreement for a term of three months.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

            Inapplicable.

(b)	Pro Forma Financial Information

            Inapplicable.

(c)	Exhibits

Exhibit Number  Exhibit Description
99.1	Termination Agreement between Unicorp, Inc. and Mr. Art Ley dated February 15, 2007

99.2	Consulting Agreement between Unicorp, Inc. and Mr. Art Ley dated February 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 20, 2007   UNICORP, INC.

                        By: /s/ Kevan Casey
                        Kevan Casey, Chief Executive Officer